Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report, dated March 17, 2009, with respect to the financial statements of Winland Electronics, Inc. (the “Company”) for the year ended December 31, 2008 included in this Form 10-K into the Company’s previously filed Registration Statements on Form S-3, No. 333-00723, and Form S-8, No. 333-27727, 333-27729, 333-45216, 333-153377, 333-153378 and 333-126061.

/s/ McGladrey & Pullen LLP

Minneapolis, Minnesota
March 19, 2010